UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2012

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)
8Registrant's telephone number, including area code (714) 250-6400
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On March, 28, 2012, the Board of Directors of CoreLogic, Inc. (the “Company”) approved May 1, 2012 as the new deadline for stockholder proposals to be brought under Rule 14a-8 for inclusion in the Company's proxy materials. This follows the previous announcement on March 19, 2012 that the Company has postponed its Annual Meeting of Stockholders.  The record date and an exact date for the meeting will be announced in due course, but the Company expects to hold the meeting during the summer of 2012.

Deadline for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials

Because the 2012 Annual Meeting will be held more than 30 days from the anniversary of the Company's 2011 Annual Meeting, the Company has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company's proxy materials for the 2012 Annual Meeting. Such proposals must be delivered to the Corporate Secretary at CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707 no later than the close of business on May 1, 2012 to be considered timely. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals must also comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in proxy materials, and may be omitted if not in compliance with applicable requirements.

Deadline for Stockholder Proposals to be Brought Before An Annual Meeting
In connection with the March 19 announcement regarding the 2012 Annual Meeting postponement, on March 19, 2012 the Company filed a Form 8-K to announce that it had further extended to May 1, 2012 the deadline by which proposals of stockholders made outside of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received in order to be considered at the 2012 Annual Meeting of Stockholders. Such proposals must be received by the Corporate Secretary at CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707 on or before May 1, 2012 and must also comply with all other requirements set forth in the Company's Amended and Restated Bylaws and other applicable laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.
Date: April 2, 2012	By:	/s/ Stergios Theologides
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary